UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 17, 2009

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction

(Commission

(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 17, 2009, Team Financial, Inc., as borrower (the “Registrant”) and U.S. Bank N.A. (“U.S. Bank”) entered into an Amendment to the Revolving Credit Agreement and Note effective as of January 31, 2009 (the “Amendment”).  The Amendment extends the Note’s previous expiration date of January 31, 2009 to March 6, 2009.  All other terms remain consistent with the previously disclosed terms.  The Registrant continues to be in default of the Revolving Credit Agreement due to TeamBank, N.A. (“TeamBank”) and Colorado National Bank having not fully complied with the requirements of the September 2, 2009 and September 3, 2009 Consent Orders (“Consent Order”), respectively, entered into with the Office of the Comptroller of the Currency.  The Registrant currently has drawn down on the entire $4 million available.

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS

The following information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

On February 11, 2009, the Registrant’s subsidiary bank, TeamBank received a formal notice from the Office of the Comptroller of the Currency notifying TeamBank that based on its current capital adequacy ratios, it is currently undercapitalized.  Accordingly, TeamBank is subject to mandatory requirements under prompt corrective action provisions, and as such, TeamBank is required to submit an acceptable capital restoration plan no later than March 2, 2009.  Failure of TeamBank to submit an acceptable capital restoration plan by March 2, 2009 will result in TeamBank being treated as if it were significantly undercapitalized. TeamBank’s lack of compliance with its Consent Order subjects it to the possibility of further enforcement actions, which could include placing the bank into receivership, in which case the ability of the Registrant to continue operations would be extremely doubtful.

The Registrant’s other subsidiary bank, Colorado National Bank, also received a letter on February 11, 2009 from the Office of the Comptroller of the Currency stating that Colorado National Bank is adequately capitalized for purposes of prompt corrective action provisions and is subject to the requirements of those provisions including restrictions on brokered deposits and prohibition of payment of excessive interest rates on deposits.

In addition, since September 30, 2008, the Registrant has continued to experience further deterioration in its financial condition, specifically with regard to the Registrant’s loan portfolio.  As a result, the Registrant expects to report a net loss for the twelve months ended December 31, 2008 of not less than $44.2 million, or $12.32 per share.  The loss was driven by $28.5 million in loan loss provisions, $10.7 million in goodwill impairment, $5.5 million in other than temporary impairment of securities, and changes in its valuation allowance for deferred tax assets of $10.4 million.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)          Financial statements of businesses acquired:

Not applicable.

(b)         Pro forma financial information:

Not applicable.

(c)          Shell company transactions:

Not applicable.

(d)         Exhibits:

Not applicable.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

	By:	/s/ Sandra J. Moll
Sandra J. Moll,
Principal Executive Officer

Date: February 23, 2009